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                            Proxy Voting Reminders


Source:   NCR News Digest (employee newsletter)
Date:     March 6 and March 27, 1998
Title:    Stock Watch

***Attention employee stockholders: You are encouraged to vote your proxy for NCR's 1998 Annual Meeting of Stockholders. You should have received, or will be receiving shortly, NCR's proxy statement and proxy card in the mail. This year, you can vote your proxy by accessing an Internet voting Web site (http://www.equiserve.com/proxy/) or, for residents of the US and Canada, by calling a toll-free number (1.888.807.7699) and following the instructions found on your proxy card. You are encouraged to take advantage of these cost-effective methods of voting.

An "NCR News Alert On . . . the Annual Meeting" will be e-mailed to employees after the meeting to be held on April 16 at Sugar Camp in Dayton. Because there will be limited seating and parking at the meeting, Dayton-based employees should read the Alert rather than attend the meeting.



Source:   NCRNet (employee website)
Date:     March 6 through April 16, 1998
Title:    What's Happening

Attention employee stockholders! You are encouraged to vote your proxy for NCR's 1998 Annual Meeting of Stockholders. You should have received, or will be receiving shortly, NCR's proxy statement and proxy card in the mail. This year, you can vote your proxy by accessing an Internet voting website (http://www.equiserve.com/proxy/) or, for residents of the US and Canada, by calling a toll-free number (1-888-807-7699) and following the instructions found on your proxy card. You are encouraged to take advantage of these cost-effective methods of voting. An "NCR News Alert On . . . the Annual Meeting" will be e-mailed to employees after the meeting to be held on April 16 at Sugar Camp in Dayton. Because there will be limited seating and parking at the meeting, Dayton-based employees should read the Alert rather than attend the meeting.